UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2023
Invitation Homes Inc.
(Exact Name of Registrant as Specified in its charter)

Maryland	001-38004	90-0939055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1717 Main Street, Suite 2000
Dallas, Texas 75201
(Address of principal executive offices, including zip code)
(972) 421-3600
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common stock, $0.01 par value	INVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 17, 2023, in view of the Securities and Exchange Commission’s (the “SEC”) federal proxy rules requiring the use of universal proxy cards by management and stockholders in contested director elections, the Board of Directors (the “Board”) of Invitation Homes Inc. (the “Company”) approved the amendment and restatement of the Company’s bylaws (as amended and restated, the “Amended and Restated Bylaws”), effective immediately. Among other things, the Amended and Restated Bylaws enhance procedural mechanics and disclosure requirements for stockholder nominations of directors and proposals of other business made in connection with annual and special meetings of stockholders, including:
•to clarify that the Company will disregard proxies granted (and votes submitted) in favor of a nominee submitted by a stockholder that fails to comply with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, or to timely deliver reasonable evidence of such compliance;
•to require proposed nominees and proposing stockholders to provide certain background information and representations to the Company, including a consent of the proposed nominee to serve on the Board if elected and an undertaking to notify that Company if the proposed nominee becomes unwilling or unable to serve on the Board;
•to clarify the procedural requirements relating to a stockholder’s ability to solicit proxies from other stockholders, including a requirement that a stockholder soliciting proxies use a proxy card color other than white; and
•to clarify that a stockholder may not nominate more individuals than there are directors to be elected and to prohibit the substitution or replacement of a proposed nominee following the expiration of the applicable deadline.
The Amended and Restated Bylaws also make various updates to the provisions governing stockholder meetings and committees of the Board, in addition to various other conforming, administrative, and technical changes.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 17, 2023, the Company held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2023 (the “Proxy Statement”). 566,534,625 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting, which was equal to 92.59% of the issued and outstanding shares entitled to vote at the Annual Meeting. The final voting results for the matters submitted to a vote of stockholders were as follows:
Proposal No. 1 – Election of Directors
The persons listed below were elected as directors for a one-year term expiring at the Company’s 2024 annual meeting of stockholders or until their respective successors are duly elected and qualified.

	Votes Cast For	Votes Withheld	Broker Non-Votes
Michael D. Fascitelli	515,819,204	43,262,366	7,453,055
Dallas B. Tanner	554,946,100	4,135,470	7,453,055
Jana Cohen Barbe	553,189,819	5,891,751	7,453,055
Richard D. Bronson	533,501,120	25,580,450	7,453,055
Jeffrey E. Kelter	550,556,556	8,525,014	7,453,055
Joseph D. Margolis	549,437,729	9,643,841	7,453,055
John B. Rhea	525,075,759	34,005,811	7,453,055
Janice L. Sears	548,220,101	10,861,469	7,453,055
Frances Aldrich Sevilla-Sacasa	533,837,450	25,244,120	7,453,055
Keith D. Taylor	556,335,294	2,746,276	7,453,055

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
564,230,657	2,255,566	48,402	N/A

Proposal No. 3 – Non-Binding Vote to Approve Executive Compensation
The Company’s stockholders approved, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
377,322,433	181,149,013	610,124	7,453,055

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Invitation Homes Inc., dated as of May 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer
	Date:	May 18, 2023